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                                                                   Exhibit 1(iv)

                              FOUNTAIN SQUARE FUNDS

                                AMENDMENT NO. 11
                              DECLARATION OF TRUST
                             dated December 17, 1997


         This Declaration of Trust is amended as follows:

         Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

                  Section 5. Establishing and Designation of Series or Class. Without limiting the authority of the Trustees set forth in
                  Article XII, Section 8, inter alia, to establish and designate any additional Series or Class, or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust shall be, and hereby are, established and designated as:

                  Fountain Square Balanced Fund:
                        Investment A Shares;
                        Investment C Shares;
                  Fountain Square Commercial Paper Fund:
                        Investment A Shares;
                        Trust Shares;
                  Fountain Square Government Cash Reserves Fund:
                        Investment A Shares;
                        Trust Shares;
                  Fountain Square International Equity Fund:
                        Investment A Shares;
                        Investment C Shares;
                  Fountain Square Mid-Cap Fund:
                        Investment A Shares;
                        Investment C Shares;
                  Fountain Square Ohio Tax Free Bond Fund:
                        Investment A Shares;
                        Investment C Shares;
                  Fountain Square Quality Bond Fund:
                        Investment A Shares;
                        Investment C Shares;
                  Fountain Square Quality Growth Fund:
                        Investment A Shares;
                        Investment C Shares;
                  Fountain Square U.S. Government Securities Fund:
                        Investment A Shares;
                        Investment C Shares;
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                  Fountain Square Equity Income Fund;
                        Investment A Shares;
                        Investment C Shares;
                  Fountain Square Bond Fund For Income;
                        Investment A Shares;
                        Investment C Shares;
                  Fountain Square Municipal Bond Fund;
                        Investment A Shares;
                        Investment C Shares;
                  Fountain Square Pinnacle Fund;
                        Investment A Shares;
                        Investment C Shares; and
                  Fountain Square U.S. Treasury Obligations Fund

         The remainder of Section 5 of Article III of the Declaration of Trust shall remain in effect as previously constituted.

         The undersigned Secretary of Fountain Square Funds hereby certifies that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 17th day of December, 1997.

         WITNESS the due execution hereof this 31st day of December, 1997.



                                              /s/ Jeffrey C. Cusick
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                                              Jeffrey C. Cusick
                                              Secretary